UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
Form 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014
_________________________________________

Vistaprint N.V.
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

(a) On August 13, 2014, the Audit Committee of the Supervisory Board of Vistaprint N.V. determined to dismiss Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm effective immediately upon the filing of our Annual Report on Form 10-K for the year ended June 30, 2014. The Annual Report was filed with the Securities and Exchange Commission on August 15, 2014.

The reports of E&Y on our consolidated financial statements as of and for the years ended June 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2014 and 2013, and through August 15, 2014, there were no:(a) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

We provided E&Y with a copy of this Current Report on Form 8-K and requested from E&Y a letter addressed to the U.S. Securities and Exchange Commission indicating whether or not it agrees with the above disclosures. A copy of E&Y’s letter dated August 15, 2014 is attached as Exhibit 16.1.

(b) Contemporaneous with the determination to dismiss E&Y, the Audit Committee appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm effective immediately following the filing of our Annual Report on Form 10-K for the year ended June 30, 2014 on August 15, 2014, subject to completion of its standard client acceptance procedures and execution of an engagement letter. PwC will also be appointed as statutory auditor of Vistaprint N.V. in the Netherlands, subject to approval by shareholders at the Annual General Meeting of Shareholders expected to be conducted in November 2014.

During the years ended June 30, 2014 and 2013, we consulted with PwC on the following matters:

(i) Preparation of a valuation to support the acquired intangible assets related to the acquisition of a 34.5% equity interest in Namex Limited and its related companies;
(ii) Preparation of a valuation to support the acquired intangible assets related to our acquisition of Pixartprinting, S.p.A.;
(iii) Accounting for the noncontrolling interest and related put and call arrangements acquired as part of our acquisition of Pixartprinting, S.p.A., including the evaluation of the criteria for treatment as permanent or temporary equity. The transaction was accounted for as temporary equity; and
(iv) Accounting for leases acquired as part of our acquisition of Pixartprinting, S.p.A., including the evaluation of the criteria for capital or operating lease treatment. The leases were predominately considered capital leases.

We discussed all of the above matters with E&Y who agreed with our accounting treatment.

Other than described above, neither we nor anyone acting on our behalf consulted with PwC on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and no written report or oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

See the Exhibit Index attached to this report.

Exhibit Index

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated August 15, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2014                                             Vistaprint N.V.

By:	/s/ Ernst J. Teunissen
Ernst J. Teunissen
Executive Vice President and Chief Financial Officer
(Principal financial officer)